EXHIBIT 10.08

Ambac 1997 Equity Plan

FORM OF STOCK OPTION AWARD AGREEMENT

Table of Contents

1.	Incorporation of Plan Terms	1

2.	Grant of Option	1

3.	Terms and Conditions of the Option	1

4.	Termination of Employment	3

5.	Transfer; Option Exercisable Only by Participant and Permitted Transferees	5

6.	Tax Withholding	5

7.	No Restriction on Right to Effect Corporate Changes; No Right to Employment	5

8.	Adjustment of and Changes in Shares	6

9.	Change in Control	6

10.	Preemption of Applicable Laws and Regulations	7

11.	Committee Decisions Final	7

12.	Amendments	7

13.	Notice Requirements	8

14.	Governing Law	8

15.	Entire Agreement; Headings	8

Annex A: Stock Option Award and Vesting Schedule

Ambac 1997 Equity Plan

FORM OF STOCK OPTION AWARD AGREEMENT

Ambac Financial Group, Inc., a Delaware corporation (the “Company”), has adopted the Ambac 1997 Equity Plan, as amended (the “Plan”), for the purposes of providing an incentive to selected employees of the Company and its affiliates to remain in its employ and to increase their interest in the success of the Company by providing them with opportunities to increase their proprietary interest in the Company and to receive compensation based upon the Company’s success.

This 2005 Stock Option Award Agreement (the “Award Agreement”) sets forth the terms and conditions of the stock options granted pursuant to the Plan. Annex A of this Award Agreement (“Annex A”) names the individual to whom the option is granted (the “Participant”) and sets forth the number of shares of common stock of the Company (“Common Stock”) subject to the option, the exercise price of such option, the date of grant and the expiration date of such option and the vesting schedule applicable thereto.

1.	Incorporation of Plan Terms.

This Award Agreement and the option granted hereby shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Award Agreement, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan, a copy of which has been furnished to the Participant.

2.	Grant of Option.

Subject to the conditions contained herein and in the Plan, the Company grants to the Participant, as of the date of grant indicated on Annex A (the “Date of Grant”), an option (the “Option”) to purchase the number of shares of Common Stock specified on Annex A, at an exercise price (the “Exercise Price”) specified on Annex A. The shares of Common Stock issuable upon exercise of the Option are from time to time referred to herein as the “Option Shares.” The grant of an Option shall impose no obligation on the part of the Participant to exercise the Option. The Option shall vest and be exercisable as hereinafter provided.

3.	Terms and Conditions of the Option.

The Option is granted subject to the following terms and conditions:

(a) Vesting; Exercisability. The Option shall vest and become exercisable in accordance with the vesting schedule set forth on Annex A, unless the Option has earlier vested or been forfeited in accordance with the terms hereof.

(b) Term of the Option. The Option shall terminate and no longer be exercisable on the earlier of (i) the seventh anniversary of the Date of Grant or (ii) the date specified for termination of the Option in Sections 4(a), 4(b) and 4(c) below; provided, however, if the termination date falls on a date which the Participant is prohibited by Corporation policy in effect on such date, from engaging in transactions in the Corporation’s securities, such termination date shall be extended to ten business days following the first date that the Participant is permitted to engage in transactions in the Corporation’s securities under such Corporation policy.

(c) Notice of Exercise. Subject to Sections 3(d), 3(f) and 4 hereof, the Participant may exercise all or any portion of the Option (to the extent vested) by giving notice of exercise to the Company or the Company’s agent, provided, however, that no less than 10 Option Shares may be purchased upon any exercise of the Option unless the number of Option Shares purchased at such time is the total number of Option Shares in respect of which the Option is then exercisable, and provided, further, that in no event shall the Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company or the Company’s agent receives such notice or (ii) the date on which the conditions provided in Sections 3(d) and 3(f) are satisfied. Notwithstanding any other provision of this Award Agreement, the Participant may not exercise the Option, whether in whole or in part, and no Option Shares will be issued by the Company in respect of any such attempted exercise, at any time when such exercise is prohibited by Company policy then in effect concerning transactions by the Participant in the Company’s securities.

(d) Payment. Prior to the issuance of a certificate pursuant to Section 3(g) hereof evidencing the Option Shares in respect of which all or a portion of the Option shall have been exercised, the Participant shall have paid to the Company the Exercise Price for all Option Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as “cash”) payable to the order of the Company in U.S. dollars. Payment may also be made in mature shares of Common Stock owned by the Participant, or in any combination of cash or such mature shares as the Committee in its sole discretion may approve. Such shares shall be valued at their Fair Market Value as of the date of exercise. Payment of the Exercise Price in mature shares of Common Stock owned by the Participant shall be made by delivering to the Company the share certificate(s) representing the required number of shares, with the Participant signing his or her name on the back, or by attaching executed stock powers (with the signature of the Participant guaranteed in either case); payment of the exercise price in mature shares of Common Stock owned by the Participant may also be made through constructive surrender, by submission of an attestation of ownership in the form approved by the Company and with such signatures or other guarantees as may be required by the Company. The Company may also permit the Participant to pay for such Option Shares by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. In the discretion of the Committee, and in accordance with rules and procedures established by the Committee (or by any person to whom authority to establish such rules and procedures shall have been delegated by the Committee), the Participant may be permitted to make a “cashless” exercise of all or a portion of the Option.

(e) Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable upon exercise of the Option until the Participant shall become the holder of record thereof, and no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

(f) Limitation on Exercise. The Option shall not be exercisable unless the offer and sale of Common Stock pursuant thereto has been registered under the Securities Act of 1933, as amended (the “1933 Act”), and qualified under applicable state “blue sky” laws or the Company has determined that an exemption from registration under the 1933 Act and from qualification under such state “blue sky” laws is available.

(g) Issuance of Shares. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the Exercise Price for the number of shares with respect to which the Option is exercised, the Company either (i) shall deliver or cause to be delivered to the Participant (or to such person to whom the Option has been transferred pursuant to Section 5 hereof; or following the Participant’s death, to such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the Participant (or such other person), one or more stock certificates in the name of the Participant (or of the person or persons to whom such option was transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order) for the appropriate number of shares of Common Stock issued in connection with such exercise or (ii) shall transfer the appropriate number of shares of Common Stock issued in connection with such exercise to the brokerage account designated by the Participant to the Company in writing prior to exercise. Such shares shall be fully paid and nonassessable.

(h) Non-qualified Status of the Option. The Option granted hereby is not intended to qualify, and shall not be treated, as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(i) Cancellation. Notwithstanding any other provision of this Award Agreement, the Committee may cancel all or any unexercised portion of the Option, whether or not vested, if at any time the Participant initiates or becomes a party to any lawsuit or other legal action in any federal or state court in which the Participant seeks damages or injunctive or other equitable relief from or against the Company, any of its Subsidiaries or any of its officers, employees or directors in connection with any claim arising from or relating to the Participant’s employment with the Company or any of its Subsidiaries or the termination of such employment (and regardless of whether any such termination is the result of the Participant’s voluntary resignation or retirement or of the involuntary termination of the Participant’s employment by the Company or one of its subsidiaries). This Section 3(i) is not intended as a waiver by the Participant of any claims the Participant may have against the Company, any of its subsidiaries or any of its officers, employees or directors. Instead, it provides for the consequences specified in the second preceding sentence in the event the Participant engages in the conduct described therein.

4.	Termination of Employment.

(a) General. Subject to Section 4(c) hereof, if the Participant’s employment with the Company and its Subsidiaries terminates for any reason other than death or Permanent Disability (as defined herein) prior to the satisfaction of any vesting period requirement under Section 3(a) hereof, the unvested portion of the Option shall be forfeited to the Company, and the Participant shall have no further right or interest therein, unless the Committee in its sole discretion shall determine otherwise, provided, however, that in the case of a termination of employment mutually agreed to by the Participant and the Company (or the relevant employer Subsidiary), but not in the case of a termination for Cause (as defined herein), if the Participant (A) signs a waiver and a release, in the form requested by the Company, irrevocably waiving any and all claims and liabilities relating to the Participant’s employment with the Company and its affiliates and the termination thereof, (B) signs a noncompetition agreement in the form requested by the Company, and (C) takes any further action requested by the Company to perfect such release and waiver, then at the Company’s discretion, the Option shall be deemed to have vested in full as of the date of the Participant’s termination of employment.

(b) Exercise Following Termination of Employment. If the Participant’s employment with the Company and its Subsidiaries terminates for any reason other than death, Permanent Disability or Retirement (as defined herein) after the Option has vested in accordance with Sections 3(a) and 4(a) hereof with respect to all or a portion of the shares of Common Stock subject to the Option, the Participant shall have the right, subject to the terms and conditions hereof and of the Plan, to exercise the Option, to the extent it has vested as of the date of such termination of employment, at any time within one year after the date of such termination, subject to the earlier expiration of the Option as provided in Section 3(b).

(c) Exercise Following Termination of Employment Due to Death, Permanent Disability or Retirement.

(i) If the Participant’s employment with the Company and its Subsidiaries terminates due to (A) death or (B) Permanent Disability or (C) Retirement at age 55 or older after at least three years of continuous service with the Company and its Subsidiaries (including service with a corporation or other entity acquired by the Company), in any such case prior to the satisfaction of any vesting period requirement under Section 3(a) hereof, the Option shall be deemed to have vested in full as of the date of death, termination due to Permanent Disability or such Retirement.

(ii) Following termination of employment due to death or Permanent Disability, the Option may be exercised by the Participant, or the Participant’s Permitted Transferee, estate, personal representative or beneficiary, as the case may be, within three years after the date of death or termination of employment due to Permanent Disability, subject to the earlier expiration of the Option as provided in Section 3(b). In the event of Retirement (whether or not Retirement results in full vesting of the Option pursuant to clause (i) above), the Participant or the Participant’s Permitted Transferee may exercise the Option, to the extent it has vested as of the date of Retirement, within three years after the date of Retirement, subject to the earlier expiration of the Option as provided in Section 3(b).

(d) Definitions. For purposes hereof, the following terms shall have the meanings specified below:

(i) Termination of Employment. The employment of the Participant shall be deemed terminated if the Participant is no longer employed by the Company or any of its Subsidiaries for any reason. The Committee shall have discretion to determine whether military or government service or an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes hereof.

(ii) Cause. Each of the following shall constitute “Cause” for termination of employment:

(a) the willful commission by the Participant of acts that are dishonest and demonstrably and materially injurious to the Company or any of its Subsidiaries or affiliates, monetarily or otherwise;

(b) the conviction of the Participant for a felonious act resulting in material harm to the financial condition or business reputation of the Company or any of its Subsidiaries or affiliates; or

(c) except for actions taken in the course of the Participant’s employment or as required by law, the Participant’s divulgation, furnishing or making accessible to any person any information of a confidential or proprietary nature obtained while in the employ of the Company or any of its Subsidiaries of affiliates, or the Participant’s failure, upon termination of his employment with the Company or any of its Subsidiaries or affiliates, to return to the Company all such information which exists in written or any other form (including without limitation in the form of computer files or disks) and all copies thereof in his possession or under his control.

Notwithstanding the foregoing, if the Company or any of its Subsidiaries or affiliates has entered or enters into any employment, management retention, change in control, severance or similar agreement with the Participant, which agreement sets forth a definition of “Cause”, then such definition, rather than the definition set forth above, shall control for purposes of this Award Agreement.

(iii) Permanent Disability. “Permanent Disability” shall mean circumstances that entitle the Participant to receive benefits under the long-term disability policy maintained by the Company or any of its Subsidiaries for the Participant.

(iv) Retirement. “Retirement” shall mean the termination of the Participant’s employment on or after age 55, except for Cause.

(e) Exercise Following Termination of Employment Subject to Company Policies on Insider Trading. Any exercise of the Option pursuant to Section 4(b) or 4(c) above following termination of the Participant’s employment for any reason other than death shall be subject to, and shall be permitted only to the extent such exercise complies with, the policies of the Company concerning insider trading.

(f) Cancellation of Option and Repayment of Option Gain. Notwithstanding any other provision of this Award Agreement, the Committee may cancel all or any portion of the Option, whether or not vested, and may require the Participant to repay to the Company all or any portion of the Option Gain (as defined herein) that the Participant realizes from any full or partial exercise of the Option occurring within six months before or after the termination of the Participant’s employment with the Company and its Subsidiaries, if the Participant engages in Competitive Activity (as defined herein) within six months following the termination of the Participant’s employment. A Participant will be considered to engage in “Competitive Activity” if the Participant (1) enters into a relationship as an employee, officer, partner, member, director, independent contractor, consultant, advisor or agent of, or in any similar relationship with, any corporation, partnership, limited liability company, joint venture or other business entity that engages in any activity which the Committee determines is competitive with a principal business activity of the Company (a “Competitor”), where the Participant will be responsible for providing services which are similar or substantially related to the services that the Participant provided during any of the last three years of the Participant’s employment with the Company and its Subsidiaries or (2) either alone, or in concert with others, acquires or maintains beneficial ownership (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of equity securities of a Competitor. The amount of a Participant’s “Option Gain” realized upon full or partial exercise of an Option is the amount of income included (or to be included) in respect of such exercise on the Form W-2 (or successor form) that the Company or one of its Subsidiaries issues to the Participant for the year in which such exercise occurs. The Company may require the Participant, in connection with any full or partial exercise of an Option, to certify in a manner acceptable to the Company that the Participant has not engaged in Competitive Activity and may decline to give effect to such exercise if the Participant fails so to certify. If the Participant is required to repay any Option Gain to the Company pursuant to this Section 4(f), the Participant shall pay such amount in such manner and on such terms and conditions as the Company may require, and the Company shall be entitled to withhold or set-off against any other amount owed to the Participant by the Company or any of its Subsidiaries (other than any amount owed to the Participant under any retirement plan intended to be qualified under Section 401(a) of the Code) up to any amount sufficient to satisfy any unpaid obligation of the Participant under this Section 4(f).

5.	Transfer; Option Exercisable Only by Participant and Permitted Transferees.

The Option may not be transferred, pledged, assigned, or otherwise disposed of, except (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order or (iii) for no consideration, to a member or members of the Participant’s immediate family (as defined below) or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such immediate family members (the parties identified in clauses (i), (ii), and (iii) being referred to collectively as “Permitted Transferees”). If the Option is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Participant shall promptly notify the Company of any proposed transfer to a Permitted Transferee in advance in writing and shall upon request provide the Company with information concerning the Permitted Transferee’s financial condition and investment experience. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except as permitted by this Section 5, shall vest in the assignee or transferee any interest or right in the Option, but immediately upon any attempt to assign or transfer the Option the same shall terminate and be of no force or effect. For purposes of this Option Agreement, the Participant’s “immediate family” means any child, stepchild, grandchild, spouse, son-in-law or daughter-in-law and shall include adoptive relationships.

6.	Tax Withholding.

The Company shall have the right, prior to the issuance of shares as set forth in section 3(g) hereor, to require the Participant to remit to the Company any amount sufficient to satisfy the minimum required Federal, state or local tax withholding requirements. The Company may permit the Participant to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares of Common Stock that would otherwise be received by the Participant, pursuant to such rules as the Committee may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with the Option the minimum required Federal, state or local taxes required to be withheld with respect to such payments or, if the Participant so elects, up to the maximum Federal, state or local income taxes or such lesser amount as determined by the Company in order to assure that it complies with applicable accounting standards.

7.	No Restriction on Right to Effect Corporate Changes; No Right to Employment.

Neither the Plan, this Award Agreement nor the existence of the Option shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

In addition, neither this Award Agreement, the grant of the Option nor any action taken hereunder shall be deemed to limit or restrict the right of the Company to terminate the Participant’s employment at any time, for any reason, with or without Cause.

8.	Adjustment of and Changes in Shares.

In the event of any merger, consolidation, recapitalization, reclassification, stock dividend, special cash dividend, or other change in corporate structure affecting the Common Stock, the Committee shall make such adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, the Option. The foregoing adjustments shall be determined by the Committee in its sole discretion.

9.	Change in Control.

(a) Committee Discretion to Take Certain Actions. The Committee, in its sole discretion, may at any time prior to, coincident with or after the time of a Change in Control (as defined herein):

(i) provide for the acceleration of any vesting conditions relating to the exercise of the Option or that the Option may be exercised in full on or before a date fixed by the Committee;

(ii) provide for the purchase of the Option, upon the Participant’s request, for an amount of cash equal to the amount, as determined by the Committee in its sole discretion, which could have been realized upon the exercise of the Option had the Option been currently exercisable;

(iii) make such adjustments to the Option as the Committee deems appropriate to reflect such Change in Control; or

(iv) cause the Option then to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

Any such actions shall be authorized by the Committee, whose determination as to what actions shall be taken and the extent thereof, shall be final.

(b) Definitions. For purposes hereof, a “Change in Control” shall be deemed to occur on the date on which one of the following events occurs:

(i) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the Common Stock then outstanding, but shall not include any such acquisition by:

(A) the Company;

(B) any Subsidiary of the Company;

(C) any employee benefit plan of the Company or of any Subsidiary of the Company;

(D) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan;

(E) any Person who as of January 31, 1996 was the beneficial owner of 15% or more of the shares of Common stock outstanding on such date unless and until such Person, together with all affiliates and associates of such Person, becomes the beneficial owner of 25% or more of the shares of Common stock then outstanding whereupon a Change in Control shall be deemed to have occurred; or

(F) any Person who becomes the beneficial owner of 20% or more, or, with respect to a Person described in clause (E) above, 25% or more, of the shares of Common Stock then outstanding as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company unless and until such Person, after becoming aware that such Person has become the beneficial owner of 20% or more, or 25% or more, as the case may be, of the then outstanding shares of Common Stock, acquires beneficial ownership of additional shares of Common

Stock representing 1% or more of the shares of Common Stock then outstanding, whereupon a Change in Control shall be deemed to have occurred; or

(ii) individuals who, as of July 30, 1997, constitute the Board, and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board), cease for any reason to constitute at least a majority of such Board; or

(iii) approval by the stockholders of the Company of (A) a merger or consolidation of the Company with any other corporation, (B) the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any Subsidiary) pursuant to applicable stock exchange requirements, or (C) sale or disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of Common Stock and 70% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock.

As used herein, “Person” means any individual, firm, corporation, partnership or other entity.

10.	Preemption of Applicable Laws and Regulations.

Anything herein to the contrary notwithstanding, if, at any time specified herein for the issuance of shares of Common Stock to the Participant, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Participant to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

11.	Committee Decisions Final.

Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, this Award Agreement or the Option shall be determined by the Committee, and any such determination or any other determination by the Committee under or pursuant to this Award Agreement and any interpretation by the Committee of the terms of the Option shall be final and binding on all persons affected thereby.

12.	Amendments.

The Committee shall have the power to alter or amend the terms of the Option as set forth herein from time to time, in any manner consistent with the provisions of Section 16 of the Plan, and any alteration or amendment of the terms of the Option by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Option in any manner which is consistent with the Plan and approved by the Committee. In addition, the terms of the Option may be amended or supplemented by any employment, management retention, severance or similar agreement (an “Employment Agreement”) entered into between the Company and the Participant (including any such agreement entered into prior to the Date of Grant) and approved, to the extent such Employment Agreement amends or supplements the terms of the Option, by the Committee.

13.	Notice Requirements.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing. Such notice may be delivered to the Company personally or by mail, postage prepaid, addressed as follows: Ambac Financial Group, Inc., One State Street Plaza, New York, New York 10004, attention: Managing Director, Human Resources, or at such other address as the Company, by notice to the Participant, may designate in writing from time to time, and to the Participant at the Participant’s address as shown on the records of the Company or at such other address as the Participant, by notice to the Company, may designate in writing from time to time.

14.	Governing Law.

The terms and conditions stated herein are to be governed by, and construed in accordance with, the laws of the State of Delaware.

15.	Entire Agreement; Headings.

This Award Agreement (which includes Annex A) and the other related documents expressly referred to herein (including, if applicable, any Employment Agreement) set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. In the event of a discrepancy or inconsistency in the number of shares of common stock covered by the Option, the Date of Grant, the vesting schedule, the Exercise Price or any other term in this Award Agreement and the resolutions of the Committee authorizing the grant of the Option covered hereby, such resolutions shall control and the Company shall have the right, in its sole discretion, to replace the Award Agreement or any portion thereof (including any portion of Annex A) with a correct version. The headings of Sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

AMBAC FINANCIAL GROUP, INC.